Exhibit 99.1

Board of Directors
Objective Spectrum, Inc.
Charlotte
,
North Carolina

INDEPENDENT AUDITORS’ REPORT

We have audited the accompanying balance sheets of Objective Spectrum, Inc. as of December 31, 2004 and 2003, and the related statements of income, statements of changes in stockholders’ equity and statements of cash flows for the years then ended.
These financial statements are the responsibility of the Company's management.
Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accor
dan
ce with the standards of the Public Company Accounting Oversight Board (
United States
). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Objective Spectrum, Inc. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the
United States of America
.

May 3, 2006
Scharf Pera & Co., PLLC.
Charlotte
,
North Carolina

OBJECTIVE SPECTRUM, INC.

BALANCE SHEETS

DECEMBER 31,
2004
AND
2003

	2004	2003
ASSETS

CURRENT ASSETS
Cash	$ 3,626	$ 5,379
Accounts receivable, net of
allowance for doubtful accounts	-	1,056

Total current assets	3,626	6,435

	3,626	6,435

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	2,043	2,196
Accrued taxes	65	-

Total current liabilities	2,108	2,196

COMMITMENTS AND CONTINGENCIES	-	-

STOCKHOLDERS' EQUITY
Common stock	5,000	5,000
Paid-in capital	-	-
Accumulated deficit	(3,482)	(761)

	1,518	4,239

	$ 3,626	$ 6,435

OBJECTIVE SPECTRUM, INC.

STATEMENTS OF INCOME

YEARS ENDED DECEMBER 31,
2004
AND
2003

	2004	2003

REVENUE:
Gross royalties	$ 7,000	$ -
	7,000	-

COST AND EXPENSES:
General and administrative expenses	6,633	99
	6,633	99

OPERATING INCOME	367	(99)

OTHER INCOME (EXPENSES)	-	-

NET INCOME (LOSS) BEFORE TAXES	367	(99)

INCOME TAX (EXPENSE) BENEFIT	(65)	-

NET INCOME (LOSS)	$ 302	$ (99)

NET INCOME (LOSS) PER SHARE - BASIC AND DILUTED	$ -	$ -

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
- BASIC AND DILUTED	500,000	500,000

OBJECTIVE SPECTRUM, INC.

STATEMENTS OF changes in stockholders’ EQUITY

YEARS ENDED DECEMBER 31,
2004
AND
2003

	Common Stock
	Shares	Amount	Accumulated Deficit	Total

Balance - January 1, 2003	500,000	$ 5,000	$ (662)	$ 4,338

Net loss	-	-	(99)	(99)
	-	-	0
Balance - December 31, 2003	500,000	5,000	(761)	4,239

Payments on 1998 stock repurchase	-	-	(3,023)	(3,023)

Net income	-	-	302	302

Balance - December 31, 2004	500,000	$ 5,000	$ (3,482)	$ 1,518

OBJECTIVE SPECTRUM, INC.

STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31,
2004
AND
2003

	2004	2003

Net income (loss)	$ 367	$ (99)

Adjustments to reconcile net income (loss) to net cash
provided by operating activities:
Changes in operating assets and liabilities:
Decrease in accounts receivable	1,056	4,030
Decrease in other current assets	-	404
(Decrease) increase in accounts payable	(153)	2,196
Increase in accrued expenses	65	-

Total adjustments	968	6,630

Net cash provided by operations	1,335	6,531

Cash flows from financing activities:
Payments on common stock repurchase	(3,023)	(2,600)

Net cash used in financing activities	(3,023)	(2,600)

NET (DECREASE) INCREASE IN CASH	(1,688)	3,931

CASH - BEGINNING OF YEAR	5,379	1,448

CASH - END OF YEAR	$ 3,691	$ 5,379

OBJECTIVE SPECTRUM, INC.

NOTES TO FINANCIAL STATEMENTS

YEARS ENDED DECEMBER 31,
2004
AND
2003
Note 1 - Subsequent Event:
Effective August 23, 2005, Mobile Reach International, Inc. and Objective Spectrum, Inc. the “Company”) completed a share exchange agreement. All common stock of the Company was exchanged for an aggregate of 325,000 shares of common stock par value $0.001 of Mobile Reach International, Inc.
Note 2 - Summary of Significant Accounting Policies:
The Company:
Founded in 1992, the Company has developed software source code for “Computer Aided Software Engineering” used to enable programmers to quickly write and test software applications.
Accounts receivable:
Accounts receivable consists of money owed to the Company from a single customer in the form of royalty fees for use of its proprietary software. The Company extends credit to this customer in the normal course of business. Management provides for the possible inability to collect accounts receivable by booking an allowance for doubtful accounts when it is considered necessary.
Research and development expenses:
Research and development expenses are charged to expense when incurred.
Income taxes:
Deferred taxes are provided for temporary differences between the basis of the Company’s assets and liabilities for financial reporting and income tax purposes. These temporary differences will result in taxable or deductible amounts in future years when the reported amounts of the assets or liabilities are recovered or settled.
The deferred tax assets are reviewed periodically for recoverability and valuation allowances are provided as necessary.
The Tax Reform Act of 1986 contains provisions which limit the ability to utilize net operating losses, capital losses, and various tax credit carryforwards in the case of certain events, including significant changes in ownership interest. If the Company’s tax carryforwards are limited, and the Company has taxable income which exceeds the permissible yearly net operating loss carryforward, the Company would incur a federal income tax liability even though these loss carryforwards would be available in future years.
Revenue recognition:
Revenues are generated from the license of software products, professional service arrangements, maintenance and support services. Software license revenue is recognized in accordance with the American Institute of Certified Public Accountants (“AICPA”) Statement of Position (“SOP”) 97-2 “Software Revenue Recognition” (“SOP 97-2”) and related interpretations and amendments as well as Technical Practice Aids issued from time to time by the AICPA.
Revenue from software arrangements is recognized only when persuasive evidence of an agreement exists, delivery has occurred, the fee is fixed or determinable, and collectibility is probable. Under certain circumstances, software license revenue is deferred until all criteria of SOP 97-2 are met. Certain arrangements contain provisions which result in the recognition of revenue from software licenses ratably over the term of the contract or in accordance with long-term contract accounting.
Loss per share:
The Company calculates loss per share in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 128, “Earnings per Share”, which requires the presentation of basic and diluted earnings per share.
Basic loss per share excludes dilution and is computed by dividing loss by the weighted-average number of common shares outstanding for the period.
Diluted loss per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.
Potential common shares are excluded from the computation of diluted earnings per share when a loss exists because the effect would be antidilutive.
Cash flows:
For the purposes of the statements of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.
Use of accounting estimates:
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of certain assets and liabilities and disclosures.
Accordingly, the actual amounts could differ from those estimates.
Any adjustments applied to estimated amounts are recognized in the year in which such adjustments are determined.
Fair value of financial instruments:
The Company’s financial instruments include cash, accounts receivable, accounts payable, accrued liabilities, credit facilities and long-term debt.
The carrying amounts of these financial instruments approximate fair value due to their short maturities and variable rates of interest.
The carrying amounts of long-term debt approximate their fair values based upon current rates available for similar types of instruments.
The Company did not have any outstanding financial derivative instruments.
Recent pronouncements:
SFAS No. 149 -- In April 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" which is effective for contracts entered into or modified after June 30, 2004 and for hedging relationships designated after June 30, 2004. This statement amends and clarifies financial accounting for derivative instruments embedded in other contracts (collectively referred to as derivatives) and hedging activities under SFAS 133. The adoption of SFAS No. 149 did not have a material effect on the financial statements of the Company.
SFAS No. 150 -- In May 2004, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity" which is effective for financial instruments entered into or modified after May 31, 2004, and is otherwise effective at the beginning of the first interim period beginning after June 15, 2004. This Statement establishes standards for how an issuer classifies and measures in its statement of financial position certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability (or an asset in some circumstances) because that financial instrument embodies an obligation of the issuer. The adoption of SFAS No. 150 did not have a material effect on the financial statements of the Company.
FASB Interpretation No. 45 -- "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others - an Interpretation of FASB Statements No. 5, 57 and 107". The initial recognition and initial measurement provisions of this Interpretation are to be applied prospectively to guarantees issued or modified after July 31, 2002. The disclosure requirements in the Interpretation were effective for financial statements of interim or annual periods ending after December 15, 2002. The adoption of FASB Interpretation No. 45 did not have a material effect on the financial statements of the Company.
FASB Interpretation No. 46 -- In January 2004, the FASB issued FASB Interpretation No. 46 "Consolidation of Variable Interest Entities." FIN 46 provides guidance on the identification of entities for which control is achieved through means other than through voting rights, variable interest entities, and how to determine when and which business enterprises should consolidate variable interest entities. This interpretation applies immediately to variable interest entities created after January 31, 2004. It applies in the first fiscal year or interim period beginning after June 15, 2004, to variable interest entities in which an enterprise holds a variable interest that it acquired before February 1, 2004. The adoption of FIN 46 did not have a material impact on the Company's financial statements.
Note 3 - Accounts receivable:
Accounts receivable consisted of amounts owed to the Company on a license agreement signed with the Company’s sole customer. The license agreement entitles the Company to royalty fees based on the customer’s sales of certain software products. This agreement ended January 1, 2003. At December 31, 2003, the Company was entitled to royalty fees of
$1,056
that were collected in 2004.
Note 4 - Accounts payable:
The Company has agreements with former stockholders entitling them to a percentage of specific royalty income. Under this agreement, payments are due after the cash is received from the licensee. At December 31, 2004 and 2003, the amounts owed to these individuals was
$2,043
and
$2,196
, respectively.
Note 5 - Related party transactions:
During the year ended December 31, 2004, the Company paid consulting fees amounting to $6,590 to an officer and major shareholder of the Company.
Note 6 - Equity:
At December 31, 2004 and 2003, the Company had 1,000,000 shares of $0.01 par value common stock authorized. A total of 500,000 and 500,000 shares were issued and outstanding at December 31, 2004 and 2003, respectively.
As of December 31, 2004 and 2003, the Company had no preferred stock authorized, issued or outstanding.
Note 7 - Earnings per share:
A reconciliation of basic loss per share to diluted earnings per share is presented below:

	Net Earnings (Loss)	Shares	Per Share Amount
Year ended December 31, 2003:
Basic EPS
Loss available to common shareholders	$ (99)	500,000	$ (0.00)
Effect of dilutive securities
Stock options and warrants	-	-	-
	$ (99)	500,000	$ (0.00)

Year ended December 31, 2004:
Basic EPS
Income available to common shareholders	$ 302	500,000	$ 0.00
Effect of dilutive securities
Stock options and warrants	-	-	-
	$ 302	500,000	$ 0.00

Note 8 - Income taxes:
The provision for income taxes consists of the following:

	2004	2003
Current income tax expense
Federal income tax	$ 44	$ -
State income tax	21	-
	65	-
Deferred income tax expense (benefit)	-	-

Total	$ 65	$ -

Deferred income taxes are provided in recognition of temporary differences in reporting certain revenues and expenses for financial statement and income tax purposes.
Net deferred tax assets/(liabilities) consisted of the following components as of December 31, 2004:

	2004	2003

Deferred tax assets:
Net operating loss carryover	$ -	$ 22

Deferred tax liabilities:	-	-
	-	22
Valuation allowance	-	(22)

	$ -	$ -

The ultimate realization of these assets is dependent upon the generation of future taxable income sufficient to offset the related deductions and loss carryforwards within the applicable carryforwards period.
The valuation allowance is based on the uncertainty of the Company’s ability to generate sufficient taxable income in future years to fully utilize the net operating loss carryforwards.